EXHIBIT 99.7

                         Notice of Guaranteed Delivery
                                      for
                       Tender of Notes due March 15, 2025
                    In Exchange for Notes due March 15, 2025
                                       of
                        MORGAN STANLEY AIRCRAFT FINANCE

     As set forth in the Prospectus dated             , 2000 (the "Prospectus")
of Morgan Stanley Aircraft Finance ("MSAF") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept MSAF's Exchange Offer (the Exchange Offer") to exchange all five subclasses of its outstanding Notes due March 15, 2025 (the "Old Notes") for each subclass of its Notes due March 15, 2025, which have been registered under the Securities Act of 1933, as amended, if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                  , 2000 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE LAST BUSINESS DAY PRIOR TO THE EXPIRATION DATE


             Delivery to: Bankers Trust Company, as Exchange Agent

         by Mail:                     by Overnight Mail or Courier:                     by Hand:
BT Services Tennesse, Inc.             BT Services Tennesse, Inc.                Bankers Trust Company
   Reorganization Unit              Corporate Trust & Agency Services      Corporate Trust & Agency Services
     P.O. Box 292737                       Reorganization Unit              Attn: Reorganization Department
 Nashville, TN 37229-2737                648 Grassmere Park Road               Receipt & Delivery Window
                                           Nashville, TN 37211             123 Washington Street, 1(st) Floor
   Fax: (615) 835-3701                                                             New York, NY 10006
                                          Confirm by Telephone
                                             (615) 835-3572                    Information (800) 735-7777


Delivery of this instrument to an address, or transmission via a facsimile, other than as set forth above, does not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to MSAF, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, ________________ Subclass ___ Old Notes pursuant to the


                                   Ex-99.7-1

                    (amount of Old Notes)
guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

     The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the last business day prior to the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

     All authority thereto conferred or agreed to be conferred by Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

Principal Amount and Subclass of   Name(s) of Holder(s)
Old Notes Tendered
________________________________   __________________________________________
                                   __________________________________________
                                             Please Print or Type
                                   Address __________________________________
                                   __________________________________________
                                   Area Code and Telephone No.
                                   __________________________________________
                                   Signature(s) _____________________________
                                   __________________________________________
                                   Dated: ___________________________________

                                   The Depository Trust Company
                                   Account No. ___________________


                                   Ex-99.7-2

     This Notice of Guaranteed Delivery must be signed by (i) the Holder(s) of Old Notes exactly as its (their) name(s) appear on a security position listing maintained by DTC as the owner of Old Notes or (ii) by person(s) authorized to become Holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or a representative capacity, such person must provide the following information:


      Please print name(s) and address(es) of person signing above

Name(s) ________________________________________________________________

            ________________________________________________________________

Capacity:   ________________________________________________________________

Address(es) ________________________________________________________________

            ________________________________________________________________

            ________________________________________________________________


                                   Ex-99.7-3

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (Not to be used for signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Note tendered hereby within the meaning of Rule 14e-4 under the Exchange Act,
(b) represents that such tender of Old Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of a Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, with delivery of either a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signatures and any other documents required by the Letter of Transmittal or an Agent's Message, will be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     The undersigned acknowledges that it must deliver the Letter of Transmittal or Agent's Message and Old Notes tendered hereby to the Exchange Agent within the time period set forth therein and that failure to do so could result in financial loss to the undersigned.

Name of Firm    __________________________   _________________________________
                  (Authorized Signature)

Address  _________________________________   Name ____________________________
              (Please Print or Type)

____________________________________         Title ___________________________
           (Zip Code)


Area Code and Telephone Number

____________________________________         Date ____________________________

Dated:                  , 2000
      ______________________________